Exhibit 11.1

Consent of Independent Public Accounting Firm

We consent to the inclusion in Virtuoso Surgical, Inc.’s Regulation A Offering Statement on Form 1-A POS of our Independent Auditor’s Report dated May 1, 2023 with respect to the financial statements of Virtuoso Surgical, Inc. as of and for the years ended December 31, 2022 and 2021.

/s/ Blankenship CPA Group, PLLC

Brentwood, Tennessee

August 22, 2023

Brentwood • Goodlettsville • Murfreesboro	TN
Nashville • Mt. Juliet • Dickson • Columbia		www.bcpas.com